Exhibit 10.39

EXECUTION VERSION

AMENDMENT NO. 1

to

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 1 dated as of May 7, 2010 (this “Amendment”) is by and among HAMPSHIRE GROUP, LIMITED (“Borrower”), HAMPSHIRE DESIGNERS, INC. (“Designers”), ITEM-EYES, INC. (“Item-Eyes”, together with Designers, the “Guarantors”), the financial institutions party hereto (the “Banks”) and HSBC Bank USA, National Association, as the Agent for the Banks (the “Agent”).

RECITALS:

A.           Borrower, Guarantors, the Banks and the Agent have entered into a Second Amended and Restated Credit Agreement and Guaranty, dated as of August 7, 2009 (the “Credit Agreement”);

B.           Borrower has informed the Banks and the Agent that Borrower desires the ability to make, from time to time prior to the Revolving Credit Termination Date, (i) dividend payments or other distributions with respect to its capital stock and payments on account of the purchase of its capital stock in an aggregate amount not to exceed $3,500,000 and (ii) acquisitions, in one or more transactions or series of transactions, of assets for an aggregate purchase price not to exceed $1,500,000, and the Banks and the Agent are agreeable to permit such actions on the terms and subject to the conditions set forth herein; and

C.           Borrower has also requested to amend the definition of Consolidated Net Income and the Consolidated EBITDA amounts set forth on Schedule 10.01 of the Credit Agreement, and the Banks and the Agent are agreeable to such amendments, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are hereby acknowledged, Borrower, Guarantors, the Banks party hereto and the Agent hereby agree as follows:

Section 1.                 Definitions.  Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Credit Agreement.

Section 2.                 Amendments to the Credit Agreement

2.01           The definition of “Consolidated Net Income” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety and replaced with the following:

“Consolidated Net Income” means, for any period, the net income of Borrower and its Restricted  Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP, plus, to the extent such costs were deducted from net income during such period (i) any non-cash write-off incurred during such period as a result of the special directors & officers insurance policy purchased by Borrower in December 2007, but not to exceed $3,400,000, (ii) any non-cash expense for equity incentive compensation issued by Borrower during such period, but not to exceed $600,000, and (iii) any non-cash loss incurred during such period from the disposal of fixed assets, but not to exceed $500,000.”

2.02           Section 9.06 of the Credit Agreement is hereby amended by deleting the word “and” appearing immediately prior to “(f)”, deleting the period “.” appearing at the end of the Section and adding the following to the end of subclause (f):

“; and (g) acquisitions, in one or more transactions or series of transactions, by Borrower of assets of any Person located in the United States (such assets being referred to as the “Acquired Assets”); provided, that, (1) the total consideration paid in respect of all such acquisitions is not greater than $1,500,000; (2) the Acquired Assets are related, ancillary or complementary to the business of the Borrower and its Restricted Subsidiaries; (3) as of the date of each such acquisition and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; (4) Agent shall have received not less than five (5) business days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof; (5) the Acquired Assets which constitute Collateral shall be free and clear of any security interest, mortgage, pledge, Lien, charge or other encumbrance and the Agent shall have received evidence reasonably satisfactory to it of the same; (6) promptly upon consummation of any such acquisition, (A) Borrower shall deliver, or cause to be delivered, to Agent, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, and (B) at the request of the Agent, Borrower shall, at Borrower's expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary to evidence, perfect, maintain and enforce the security interests of the Agent in the Acquired Assets and the priority thereof; (7) each such acquisition shall be a bona fide arms' length transaction with a Person other than an Affiliate; and (8) the Agent shall have received a certificate of a financial officer or executive officer of Borrower certifying to the Agent and the Banks as to the matters set forth in this Section 9.06(g)."

2.03           Section 9.09 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Section 9.09  Dividends.  Declare or pay any cash dividends on capital stock of Borrower; or purchase, redeem, retire, or otherwise acquire for value any of the capital stock or securities convertible into capital stock of Borrower now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of Borrower or any Restricted Subsidiary, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, except (a) in all cases for transactions that are made in common stock of Borrower and (b) as otherwise permitted under Section 9.10 hereof."

2.04           Section 9.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.10  Restricted Payments. Notwithstanding anything to the contrary contained in this Article IX, make any Restricted Payments; except that, (a) so long as no Default exists and is continuing, Borrower may make advances or payments to or investments in, or issue guaranties for, any Restricted Subsidiary and (b) Borrower may make, at any time and from time to time prior to the Revolving Credit Termination Date, dividend payments or other distributions with respect to its capital stock and payments on account of the purchase of its capital stock in cash, provided, that, (1) Borrower has received an income tax refund from the federal government for the fiscal year ending 2009 (the “2009 Tax Refund”) in an amount at least equal to $4,500,000, (2) the amount of all cash paid in respect of all such dividends, distributions and stock repurchases does not exceed the lesser of (X) fifty percent (50%) of the 2009 Tax Refund received by Borrower and (Y) $3,500,000, and shall constitute funds legally available therefor, and  (3) as of the date of the payment for such dividend, distribution and/or repurchase and immediately after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and immediately after giving effect to such dividend, distribution or repurchase, Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Article X, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Banks pursuant to Section 8.08 as though such 2009 Tax Refund had been received and such dividend, distribution or repurchase had been consummated as of the first day of the fiscal period covered thereby, and (4) such dividend, distribution or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking, if any, to which the Borrower is a party or by which Borrower or its property is bound."

2.05           Schedule 10.01 to the Credit Agreement is hereby replaced in its entirety with a new Schedule 10.01 attached hereto as Exhibit A.

Section 3.                 Acknowledgments, Confirmations and Consent.

3.01           Each of Borrower and Guarantors acknowledges and confirms that the Liens granted pursuant to the Security Documents to which it is a party continue to secure the Obligations.

3.02           Each Guarantor consents in all respects to the execution by Borrower of this Amendment and acknowledges and confirms that the Guaranty by such Guarantor, as set forth in Article V of the Credit Agreement, guarantees the full payment and performance of all of the Obligations, and remains in full force and effect in accordance with its terms.

Section 4.                 Representations and Warranties.  Borrower and each Guarantor, as the case may be, each represents and warrants to the Banks and the Agent as follows:

4.01           After giving effect to this Amendment, (i) each of the representations and warranties set forth in Article VII of the Credit Agreement is true and correct in all respects as if made on the date of this Amendment, and (ii) no Default or Event of Default exists under the Credit Agreement.

4.02           Borrower and each Guarantor has the power to execute, deliver and perform, and has taken all necessary action to authorize the execution, delivery and performance of, this Amendment and the other agreements, instruments and documents to be executed by it in connection with this Amendment.  No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of, or filing with, any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by Borrower or any Guarantor, or the validity, enforcement or priority, of this Amendment and the other agreements, instruments and documents executed in connection with this Amendment.

4.03           The execution, delivery and performance by Borrower and each Guarantor of this Amendment will not violate any Law, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Law except those in favor of the Agent.

4.04           This Amendment has been duly executed and delivered by Borrower or such Guarantor, as the case may be, and constitutes the valid and legally binding obligation of Borrower or such Guarantor, as the case may be, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

Section 5.                 Effectiveness of Amendment. This Amendment shall become effective as of the date first written above upon receipt by the Agent of original counterparts of this Amendment duly executed by Borrower, Guarantors and the Required Banks.

Section 6.                 Miscellaneous.

6.01           Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement and the other Loan Documents are intended or implied, and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  This Amendment represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.  The Credit Agreement and this Amendment shall be read and construed as one agreement.

6.02           THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

6.03           This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

6.04           Borrower agrees to pay the Agent upon demand all reasonable expenses, including reasonable fees of attorneys for the Agent, incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any other agreements, instruments and documents executed or furnished in connection with this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first written above.

HAMPSHIRE GROUP, LIMITED, as Borrower, a Letter of Credit
Account Party and a Guarantor

By:       /s/ Jonathan W. Norwood
Name:        Jonathan W. Norwood
Title:          Treasurer

HAMPSHIRE DESIGNERS, INC., as a Letter of Credit
Account Party and a Guarantor

By:       /s/ Jonathan W. Norwood
Name:       Jonathan W. Norwood
Title:         Treasurer

ITEM-EYES, INC., as a Letter of Credit
Account Party and a Guarantor

By:       /s/ Jonathan W. Norwood
Name:       Jonathan W. Norwood
Title:         Treasurer

[Signature Page to Amendment No. 1 to 2nd A/R Credit Agreement - HSBC/Hampshire]

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first written above.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank, as Letter of Credit Issuing Bank and as Agent By: /s/ Edward Chonko Name: Edward Chonko Title: Vice President

[Signature Page to Amendment No. 1 to 2nd A/R Credit Agreement - HSBC/Hampshire]

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first written above.

JPMORGAN CHASE BANK, N.A., as a Bank By: /s/ Paul V. Phelan Name: Paul V. Phelan Title: Senior Vice President

[Signature Page to Amendment No. 1 to 2nd A/R Credit Agreement - HSBC/Hampshire]

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCATION (successor by merger to Wachovia Bank, National Association), as a Bank By: /s/ Jeffrey R. Stottler Name: Jeffrey R. Stottler Title: Senior Vice President

[Signature Page to Amendment No. 1 to 2nd A/R Credit Agreement - HSBC/Hampshire]

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first written above.

BANK LEUMI USA, as a Bank By: /s/ Paul J. DeChagas Name: Paul J. DeChagas Title: Vice President

[Signature Page to Amendment No. 1 to 2nd A/R Credit Agreement - HSBC/Hampshire]

EXHIBIT A

Schedule 10.01

Period	Consolidated EBITDA
July 2009	($20,400,000)
August 2009	($18,200,000)
September 2009	($18,000,000)
October 2009	($13,000,000)
November 2009	($11,000,000)
December 2009	($12,500,000)
January 2010	($11,000,000)
February 2010	($8,600,000)
March 2010	($7,200,000)
April 2010	($5,400,000)
May 2010	($6,000,000)
June 2010	($5,300,000)
July 2010	($4,500,000)
August 2010	($3,800,000)
September 2010	($2,200,000)
October 2010	($1,000,000)
November 2010	($300,000)
December 2010	($3,300,000)
January 2011	($3,300,000)
February 2011	($3,500,000)
March 2011	($3,600,000)
April 2011	($3,500,000)
May 2011	($3,600,000)
June 2011	($3,400,000)